UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report

 (Date of earliest event reported):

June 6, 2011 (June 2, 2011)

COVER-ALL TECHNOLOGIES INC.

(Exact name of Registrant as Specified in its Charter)

Delaware

0-13124

13-2698053

(State or Other Jurisdiction

(Commission

(IRS Employer

of Incorporation)

File Number)

Identification No.)

55 Lane Road, Fairfield, New Jersey 07004

(Address of Principal Executive Offices)

Registrant's telephone number, including area code            (973) 461-5200

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.

Submission of Matters to a Vote of Security Holders.

(a)-(b)

On June 2, 2011, Cover-All Technologies Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”).  At the Annual Meeting, the Company’s stockholders elected one director, Earl Gallegos, to serve for a term of three years and until his successor is duly elected and qualified.  In addition, the stockholders ratified the appointment of MSPC as the Company’s independent auditors for the fiscal year ending December 31, 2011.

The Company had 25,174,801 shares of Common Stock outstanding as of April 25, 2011, the record date for the Annual Meeting.  At the Annual Meeting, holders of a total of 21,535,968 shares of Common Stock, or approximately 85.5% of the shares of Common Stock entitled to vote, were present in person or represented by proxy constituting a quorum.  The following sets forth information regarding the results of the voting at the Annual Meeting:

Proposal 1 – Election of a Class of One Director

Director	Votes For	Votes Withheld	Broker Non-Votes
Earl Gallegos	12,097,140	331,392	9,107,436

Proposal 2 – Ratification of the Appointment of MSPC as Independent Auditors

Votes For	Votes Against	Abstentions	Broker Non-Votes
20,976,835	283,206	275,927	- 0 -

[signature on following page]

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COVER-ALL TECHNOLOGIES INC.

Date:  June 6, 2011

By:

/s/ Ann Massey

Ann Massey, Chief Financial Officer